                                                             Exhibit 4.9

REGISTERED                                                   REGISTERED
                       PIEDMONT NATURAL GAS COMPANY, INC.
No. FXR-3                  MEDIUM-TERM NOTE, SERIES A        CUSIP No. 72018QAC5
                                  (Fixed Rate)

This Security is a Book-Entry Debt Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

PRINCIPAL AMOUNT:  *40,000,000.00*             ISSUE PRICE:
 (U.S. Dollars)                                (If other then 100 % of the
                                               Principal Amount)

ISSUE DATE: Sep 19 1994                        STATED MATURITY: Sep 19 2024

INTEREST RATE:  8.4500000                      COMPUTATION PERIOD:

INTEREST PAYMENT DATE(S):  1/1  7/1            RECORD DATE(S):

REDEMPTION DATE(S): N/A                        REDEMPTION PERCENTAGE(S): N/A

REDEMPTION DATE(S)                             REDEMPTON PERCENTAGES
 (OPTION OF HOLDER): N/A                       (OPTION OF HOLDER):  N/A

NOTICE PERIOD:                                 ORIGINAL ISSUE DISCOUNT
SECURITY:  N/A
                                               If applicable, the following
                                               will be completed for the
                                               purpose of applying the United
                                               States federal tax original
                                               issue discount ("OID") rules:
OTHER PROVISIONS:
                                               TOTAL AMOUNT OF OID:

                                               YIELD TO MATURITY:

                                               INITIAL ACCRUAL PERIOD OID:

         PIEDMONT NATURAL GAS COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for the Depository Trust Company, or registered assigns, the Principal Amount specified above on the Stated Maturity specified above and to pay interest thereon (computed, unless a different Computation Period is Specified above, on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above or from and including the most recent Interest Payment Date to which interest on this Security has been paid or duly provided for to, but excluding, the Interest Payment Date, on the Interest Payment Date(s) specified above in each year (or if any such date is not a Business Day (as defined on the reverse hereof), the next succeeding Business
Day) (each an "Interest Payment Date") and the date on which the principal of this Security becomes due and payable as herein provided, whether at the Stated Maturity or upon declaration of acceleration, call for redemption or otherwise ("Maturity"), at the rate per annum equal to the Interest Rate specified above, until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security is registered at the close of business on the fifteenth day next preceding such Interest Payment Date, unless a different Record Date is specified above (the "Record Date"); provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable; and provided, further, that if the Issue Date is after a Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the person in whose name this Security is registered at the close of business on the Record Date immediately preceding such Interest Payment Date. Any such interest which is payable, but not so punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the holder on such Record Date and such defaulted interest may either be paid to the person in whose name this Security is registered at the close of business on a subsequent record date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to holders of Securities of this series not less than 15 days prior to such subsequent record date, such subsequent record date to be not less than five days preceding the date of payment of such defaulted interest or in any other lawful manner acceptable to the Trustee.

         Payment of the principal of and premium (if any) and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on this Security (other than interest payable at Maturity) will be made by check mailed to the address of the holder as such address shall appear in the Debt Security Register; provided, however, that (i) if this Security is a Book-Entry Debt Security the Depository, as holder of this Security, shall be entitled to receive payment of interest by wire transfer of immediately available funds, and (ii) a holder of $1,000,000 or more in aggregate principal amount of Securities of this series of like tenor and terms shall be entitled to payments of interest, other than interest payable at Maturity, via wire transfer of immediately available funds provided arrangements for such payments have been made with the Trustee 15 days prior to the applicable Interest Payment Date. Notices regarding changes of address shall be effective upon recordation in the Debt Securities Register. Payment of the principal of, premium (if any) and interest on this Security payable at Maturity will be made in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or such other office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

Dated: Sept 19, 1994
                                           PIEDMONT NATURAL GAS COMPANY, INC.
[CORPORATE SEAL)                           By: /s/ E. C. Hinson
                                               -------------------------------
                                                   E. C. HINSON
                                               Senior Vice President - Finance


Attest:

By: /s/ T. C. Coble
    -------------------
        T. C. COBLE
    Assistant Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the series designated therein referred to in the within-mentioned Indenture.

                                 CITIBANK, N.A.
                                   As Trustee

                            By:  /s/ Ray Roman
                               --------------------
                                    RAY ROMAN
                               Authorized Signatory

         This security is one of a duly authorized issue of securities of the Company (the "Securities") issued and to be issued in one or more series under the Indenture, dated as of April 1, 1993 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount not to exceed $150,000,000 (or if Securities of this series are to be Original Issue Discount Securities, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $150,000,000). The foregoing limit may be increased in the future by the Company. Except as may be otherwise stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Except as otherwise stated on the face hereof with respect to default interest and interest payable at Maturity, the person in whose name this Security is registered at the close of business on the Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such date notwithstanding the cancellation of this Security upon any registration of transfer or exchange hereof subsequent to such Record Date and prior to such Interest Payment Date. The Securities of this series may be issued from time to time in various principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

         The Securities are general, direct, unconditional and unsecured obligations of the Company.

         If this Security is designated on the face hereof as an Original Issue Discount Security, then, notwithstanding anything to the contrary contained in this Security, upon the redemption or acceleration of maturity of this Security there shall be payable in lieu of the Principal Amount, an amount equal to the "Amortized Face Amount" of this Security. The "Amortized Face Amount" shall be the amount equal to (a) the Principal Amount multiplied by the Issue Price specified on the face hereof (expressed as a percentage of the Principal Amount), plus (b) that portion of the difference between the Issue Price and the Principal Amount that has been amortized at the Stated Yield (as defined below) of this Security (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the Principal Amount hereof. As used in the previous sentence "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity on the basis of the Issue Price and the Principal Amount.

         "Business Day" means any day that is not a Saturday or Sunday and that in New York, New York is not a day on which banking institutions are generally authorized or obligated by law to close.

         If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Security is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, on any such date (or during any such range), as a whole, or from time to time in part, at the election of the Company, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest to the Redemption Date but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the holder hereof of record at the close of business on the Record Dates referred to on the face hereof, all as provided in the Indenture. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

         Notice of redemption having been given as aforesaid, this Security (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest. In the case of any partial redemption of Securities of this series at the option of the Company, the Securities of a particular tenor with like terms to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities. In the event of any redemption of this Security in part only, a new Security or Securities of this series of like tenor and terms for the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender and cancellation hereof.

         If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified on the face hereof, this Security is subject to redemption on any such date (or during any such range) or, if such date is not a Business Day, on the first Business Day following such date, as a whole or from time to time in part, at the election of the holder hereof, at a Redemption Price determined as provided in the last sentence of this paragraph together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the holder hereof of record at the close of business on the Record Date referred to on the face hereof. Such election shall be effected by the holder hereof delivering to the Company at the principal corporate trust office of the Trustee in the Borough of Manhattan, the City of New York not less than 30 nor more than 60 days prior to the date on which this Security is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form described below specifying the date upon which this Security is to be redeemed. Any notice given by a holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled "Option to Elect Redemption" set forth at the end of this Security duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder hereof, the principal amount of this Security, the principal amount of this Security to be redeemed, the certificate number or a description of the terms of this Security, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Redemption" below, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the redemption option by the holder hereof will be irrevocable. If applicable, the "Redemption Price" for any such redemption shall be determined by multiplying the Redemption Percentage (Option of Holder) specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

         The indenture contains provisions for defeasance at any time of the entire indebtedness on this Security upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of Original Issue Discount Securities the Amortized Face Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of 66 2/3% in principal amount of the Securities at the time outstanding of all series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the holders of not less than 25% in principal amount of the outstanding Securities of this series shall have made written request, and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in principal amount of the outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the holder hereof for the enforcement of payment of the principal of and premium (if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Debt Security Register, upon surrender of this Security for registration of transfer at this office or agency of the Company in any place where the principal of and premium (if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the holder surrendering the same. In the event of any redemption at the option of the Company, the Trustee shall not be required to (i) register the transfer of or exchange Securities of this series of like tenor during a period of 15 days next preceding the mailing of the notice of any redemption, or (ii) register the transfer of or exchange any Security so selected for redemption, except, in the case of any redemption in part, the portion of any Security not to be redeemed.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Securities of this series may be issued in the form of one or more Book-Entry Debt Securities to The Depository Trust Company as Depository for the Securities of this series or its nominee and registered in the name of the Depository or such nominee. If the face of this Security contains a legend indicating that this Security is a Book-Entry Debt Security so registered, the transfer and exchange hereof is subject to the additional limitations set forth in such legend and in the Indenture.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                         ------------------------------

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM                 -   as tenants in common

         TEN ENT                 -   as tenants by the entireties

         JT TEN                  -   as joint tenants with right of
                                     survivorship and not as tenants in common

         UNIF GIFT MIN ACT       -                  Custodian
                                     ---------------         ----------
                                       (Custodian)             (Minor)

                                     Under Uniform Gifts to Minor Act (       )
                                                                       -------
                                                                       (State)

Additional abbreviations may also be used though not in the above list.

                           -------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

- --------------------------------------------------------------------------------
    (Please insert Social Security or other identifying number of assignee)


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   (Please print or typewrite name and address including postal zip code of assignee)


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- --------------------------------------------------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing


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attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:                        X
      -------------------      -------------------------------------------------

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                           OPTION TO ELECT REDEMPTION

The undersigned hereby irrevocably requests and instructs Piedmont Natural Gas Company, Inc. to redeem the within Security (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at


- --------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of the undersigned)


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         If less than the entire principal amount of the within Security is to be redeemed, specify the portion thereof which the holder elects to have redeemed:


- --------------------------------------------------------------------------------

and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the holder for the portion of the within Security not being redeemed (in the absence of any such specification, one such Security will be issued for the portion not being redeemed):


- --------------------------------------------------------------------------------
Dated:                       X
      ----------------        --------------------------------------------------

                              NOTICE: The signature on this Option to Elect Redemption must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.